UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


         Date of Report (Date of earliest reported): September 20, 2004



                                  TISSERA, INC.
               (Exact name of registrant as specified in charter)



           WASHINGTON                0-32801                    91-2034750
(State or other jurisdiction       (Commission                (IRS Employer
       of incorporation)           File Number)            Identification No.)



                17 HATA'ASIA STREET, OR YEHUDA              60212  ISRAEL
          (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code: +972-36344107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

/_/ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 5   CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Dr. Vicki Rabenou has resigned as a director of Tissera, Inc. (the "Company") pursuant to a resignation letter from Dr. Rabenou to the Board of Directors of the Company dated September 20, 2004 (the "Resignation Letter"). In addition, Dr. Rabenou has resigned as a director and Chief Executive Officer of Tissera, Ltd., a wholly-owned subsidiary of the Company, pursuant to the Resignation Letter. Dr. Rabenou's resignation in said capacities was effective on September 20, 2004.

On September 21, 2004, the Board of Directors appointed Amos Eiran as a director and Acting Chief Executive Officer of Tissera, Ltd. On September 7, 2004, the Board of Directors appointed Amos Eiran as the Chairman of the Board and as the Acting Chief Executive Officer of the Company. The Company has not finalized the terms of Mr. Eiran's employment agreement as of the date hereof. There are no understandings or arrangements between Mr. Eiran and any other person pursuant to which Mr. Eiran was selected as a director. Mr. Eiran presently does not serve on any Company committee. Mr. Eiran may be appointed to serve as a member of a committee although there are no current plans to appoint Mr. Eiran to a committee as of the date hereof. Mr. Eiran does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Mr. Eiran has never entered into a transaction, nor is there any proposed transaction, between Mr. Eiran and the Company.

Amos Eiran serves as Chairman of Atudot, a major Israeli pension fund, and Chairman of the Investments Committee of Clal Insurance Group, an Israeli insurance company. He also serves as a director of Deleck Oil Exploration. Mr. Eiran has been a director for Medis Technologies Ltd. (Nadaq: MDTL) since 1997 and is also a director of two of its subsidiaries, Medis Inc. and Medis El. Through the summer of 2002, Mr. Eiran served as the Chairman of the Industrial Cooperation Authority, the agency in charge of the buy-back and offset programs of the State of Israel, for seven years. Mr. Eiran was Director General of the Prime Minister's office during Yitzhak Rabin's first term as Prime Minister. Prior to and after his term with the Prime Minister's office, he was Director General and Chairman of Mivtahim, the largest pension fund in Israel. From 1993 to 1995, Mr. Eiran served as a director for XTL Biopharmaceuticals Ltd., a company presently traded on the London Stock Exchange. Mr. Eiran received a bachelor's degree in Liberal Arts from American University in Washington D.C. in 1968, a master's degree in History from Tel Aviv University in 1974, a diploma in business administration from Harvard University in 1963 and a diploma in investments from the Wharton Business School in 2002.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TISSERA, INC.



Date:  October 1, 2004                      /s/Amos Eiran
                                            ------------------
                                            Amos Eiran
                                            Acting Chief Executive Officer